Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

FiscalNote Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, $0.0001 par value per share, to be issued pursuant to the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan	Rule 457(c) and Rule 457(h)	3,650,394(2)	$1.76(3)	$6,424,693.44	0.00014760	$948.28

Equity	Class A Common Stock, $0.0001 par value per share, to be issued pursuant to the FiscalNote Holdings, Inc. 2022 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	1,299,707(4)	$1.76(3)	$2,287,484.32	0.00014760	$337.63

Total Offering Amounts					$8,712,177.76		$1,285.91

Total Fee Offsets							N/A

Net Fees Due							$1,285.91

1.

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), as the case may be, that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock.

2.

Represents an automatic increase equal to 3,650,394 (3% of the total number of shares of Common Stock outstanding on December 31, 2023), which annual increase is provided under the 2022 Long-Term Incentive Plan.

3.

Solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on March 12, 2024, which date is within five business days prior to the filing of this Registration Statement.

4.

Represents an automatic increase equal to 1,299,707 (1% of the total number of shares of the Company’s capital stock outstanding on December 31, 2023), which annual increase is provided under the Registrant’s 2022 Employee Stock Purchase Plan.